UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

On May 14, 2018, the compensation committee of the Board of Directors of Orgenesis Inc. (the "Company") approved a grant of options under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) to Denis Bedoret, the General Manager of MaSTherCell S.A., to purchase 15,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The options have a ten-year term and are scheduled to vest on a quarterly basis, in eight equal quarterly installments, beginning with the quarter ending June 30, 2018. The options have an exercise price per share equal to $8.43, which was the closing price per share of the Company's Common Stock on May 14, 2018, the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.
By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary
May 18, 2018